NEITHER THESE SECURITIES NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE 1933 ACT AND THE LAWS OF APPLICABLE STATES OR SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                 7% CONVERTIBLE DEBENTURE DUE September 30, 1998

$___________                                                  September 30, 1996
Number ____

           FOR VALUE RECEIVED, American Biogenetic Sciences, Inc., a Delaware corporation (the "Company"), hereby promises to pay to _______________________, or registered assigns (the "Holder") on September 30, 1998 (the "Maturity Date"), the principal amount of ______________________________Dollars
($___________), and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

ARTICLE 1.  Interest

           The Company shall pay interest on the unpaid principal amount of this Debenture (this "Debenture") at the rate of seven percent (7%) per year, payable quarterly in arrears on the last day of each calendar quarter commencing September 30, 1996 until the principal hereof is paid in full or has been converted; provided that if the Holder shall have failed to present this Debenture for payment following the Maturity Date pursuant to Article 2, interest shall cease to accrue on the Maturity Date. Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If the Holder shall convert this Debenture during any quarter, the Company shall pay to the Holder, upon conversion, the pro-rata portion of accrued interest payable through the conversion date in the manner provided in Section 3.1 below in lieu of cash.

ARTICLE 2.  Method of Payment

           This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. Except as otherwise provided herein, the Company shall pay the principal of and interest on this Debenture in United States dollars. However, the Company may pay any principal and interest payable by cash, by a check payable in such money. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.


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7% Convertible Debenture
Page 2


ARTICLE 3.  Conversion

           SECTION 3.1.        Conversion Privilege

           (a) The Holder of this Debenture shall have the right, at its option, to convert this Debenture in integrals of $10,000 principal amount or the remaining principal amount hereof if less than $10,000 into shares of Class A Common Stock, par value $0.001 per share, of the Company ("Common Stock") at any time which is before the close of business on the Maturity Date, except as set forth in Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined by dividing the principal amount hereof to be converted plus all accrued and unpaid interest thereon through the conversion date by the conversion price (as defined in paragraph (b) of this section 3.1 below) in effect on the conversion date (as defined in
Section 3.2 below). On conversion, no further payment of or adjustment for accrued interest shall be made in addition to that provided in the previous sentence.

           (b) The conversion price is eighty-three percent (83%) of the current market price of the Common Stock on the conversion date as determined under Section 3.7 below; provided, however, that in no event may the conversion price exceed $8.00 per share (the "Maximum Conversion Price") and in no event may the conversion price be less than $3.00 per share (the "Minimum Conversion Price"). In the event that, but for this Section 3.1(b), the conversion price would have been below $3.00, the difference between (a) the number of shares of Common Stock that would have been issued at what the conversion price would have been but for the Minimum Conversion Price limitation contained in this Section 3.1(b) multiplied by 100% of the current market price of the Common Stock on the conversion date as determined under Section 3.7 below, minus (b) the number of shares of Common Stock actually issued multiplied by 100% of the current market price of the Common Stock on the conversion date as determined under Section 3.7 below, shall be paid to the Holder in cash (or by check drawn to the order of the Holder). The Minimum Conversion Price and the Maximum Conversion Price shall be proportionately adjusted from time to time to reflect stock dividends, stock splits and stock combinations.

           (c)        Notwithstanding  anything  to the  contrary  set  forth in
Section 3.1(a), this Debenture may not be converted until the earlier of 90 days after the first closing of the sale of Debentures by the Company in the same offering as this Debenture was sold or such time as the registration statement which the Company is to file with the Securities and Exchange Commission (the "Commission"), pursuant to Section 2(a) of that certain Registration Rights Agreement being entered into contemporaneously herewith between the Company and the initial Holder of this Debenture, for the resale of the shares issuable upon conversion of this Debenture, is declared effective by the Commission. Commencing with the earlier of (i) 90 days after the first closing of the sale of Debentures by the Company in the same offering as this Debenture was sold or
(ii) upon the effectiveness of such registration statement, 25% of the principal amount of this Debenture may be converted, with an additional 25% of the principal amount of this Debenture becoming convertible on each of the 30th, 60th and 90th days thereafter.


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7% Convertible Debenture
Page 3


           Notwithstanding the foregoing, in the event the Company proposes, by dividend or otherwise, to make a distribution to the holders of its Common Stock generally, of cash, securities (other than in a stock dividend, stock split or stock combination) or other assets, the Company shall so notify the Holders not less than five (5) business days prior to the record date of such distribution and the entire principal amount of this Debenture shall become immediately convertible (at the option of each such Holder) into Common Stock as otherwise set forth herein.

           (d) In the event this Debenture remains outstanding on the Maturity Date, the Company shall have the option to convert the unconverted portion of such Debenture into shares of Common Stock on such date in the manner set forth in this Section 3.1 or to repay the outstanding principal amount hereof plus any accrued and unpaid interest.

           Section 3.2. Conversion Procedure. To convert this Debenture into Common Stock, the Holder must (a) complete and sign the Notice of Conversion attached hereto, (b) surrender the Debenture to the Company, (c) furnish appropriate endorsements and transfer documents if reasonably requested by the Company and (d) subject to Section 3.4, pay any transfer or similar tax if reasonably required by the Company. The date upon which the Company receives the completed Notice of Conversion (by mail, facsimile or otherwise) is the conversion date, provided that the Company shall not be required to deliver a certificate for Common Shares unless and until the Company receives the Debenture. The Company shall use its best efforts to deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fraction of a share in accordance with Section 3.3 below within three (3) business days after receipt of the Notice of Conversion, provided the Company has received the Debenture from the Holder and any other items that may be required pursuant to this Section. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. If the Holder converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of Debentures converted by such Holder. Upon surrender of a Debenture that is to be converted in part, the Company shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

           SECTION 3.3. Fractional Shares. The Company shall not issue a fractional share of Common Stock upon the conversion of this Debenture. Instead, the Company shall pay in lieu of any fractional share the cash value thereof (rounded to the nearest 1/100th of a share) at the then current market price of the Common Stock as determined under Section 3.7 below.

           SECTION 3.4. . Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

           SECTION 3.5. Company to Reserve Stock. The Company shall reserve out of its authorized but unissued Common Stock or Common Stock held in treasury such number of shares of Common Stock to permit the conversion of all of the then outstanding Debentures at the Minimum Conversion


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7% Convertible Debenture
Page 4


Price. All shares of Common Stock which may be issued upon the conversion hereof shall be fully paid and nonassessable.

           SECTION 3.6. Restrictions on Transfer. This Debenture and the Common Stock issuable upon the conversion hereof have not been registered under the Securities Act of 1933 (the "Act") and this Debenture and the Common Stock issuable upon the conversion of this Debenture may not be offered for sale, sold or otherwise transferred unless such offer, sale or other transfer is registered under the Act or is exempt from such registration.

           SECTION 3.7.  Current Market Price.

           (a) In Sections 3.1 and 3.3, the current market price per share of Common Stock on any date is the average of the quoted prices of the Common Stock for five consecutive trading days ending on the trading day immediately preceding the date in question.

           (b) As used in this Section 3.7, the term quoted price shall mean (i) the closing bid prices thereof on any such trading date, as reported by Bloomberg, L.P. or (ii) in the event the Common Stock is not reported on such system, the fair market value of the Common Stock as determined by the Board of Directors of the Company in its good faith judgment.

           SECTION 3.8. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall agree that this Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer which the Holder would have been entitled to receive had the Holder converted this Debenture immediately prior to such merger, consolidation, sale or transfer and been the owner of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer.

           Section 3.9. Listing. The Company shall use its best efforts to cause all Common Shares into which this Debenture may be converted to be listed on (i) the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System, (ii) a national securities exchange, or (iii) the NASDAQ small-cap market.

ARTICLE 4.  Mergers

           The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption.



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7% Convertible Debenture
Page 5


ARTICLE 5.  Reports

           The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission ("SEC") promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders. In the event the Company is no longer required to file reports with the SEC, the Company shall provide the Holder with reports containing substantially the same information as would be included in such reports if they were required.

ARTICLE 6.  Defaults and Remedies

           SECTION 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, (b) the Company does not make a payment of interest when such interest becomes due and payable and such default continues for a period of 5 days thereafter, (c) the Company fails to issue shares of Common Stock upon conversion, (d) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (e) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remain unstayed and in effect for 60 days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (d) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures (as defined in Section 7.1) notify the Company of such default and the Company does not cure it within 5 days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default."

           SECTION 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the principal of and accrued interest on this Debenture to be due and payable. Upon such declaration, the principal and interest hereof shall be due and payable immediately.

           SECTION 6.3. Waivers. The holders of a majority in principal amount of the Debentures then outstanding may waive a default or rescind the declaration of an Event of Default and its consequences except that (1) a default in the payment of principal of or interest on any Debenture, or (2) a default in the conversion of any Debenture may only be waived by the Holder affected thereby.


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7% Convertible Debenture
Page 6



ARTICLE 7.  Registered Debentures

           SECTION 7.1. Series. This Debenture is one of a numbered series of Debentures having an aggregate principal amount of not more than $9,000,000 which are identical except as to the principal amount and date of issuance thereof. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $10,000.

           SECTION 7.2. Record Ownership. The Company shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by it from time to time. A Holder may change its address on the Register in accordance with the notice procedures in Article 8 below. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

           SECTION 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record Holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder (but only in multiples of $10,000 or the remaining principal amount hereof if less than $10,000). The Company may charge a reasonable fee for any registration of transfer or exchange other than one occasioned by a notice of redemption or the conversion hereof.

           SECTION 7.4. Worn and Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting


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7% Convertible Debenture
Page 7


forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

ARTICLE 8.  Notices

           Except as otherwise provided in this Debenture, any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and (a) delivered in person (b) mailed by first class mail, postage prepaid, or (c) sent by private overnight courier service (such as Federal Express) and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. Such notice shall be effective, when personally delivered, upon receipt, four business days after deposit with the United States Postal Service, or the next business day after being sent when so sent by private overnight courier service, as the case may be.

ARTICLE 9.  Time

           Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 9, such extended time shall not be included in the computation of interest.

ARTICLE 10.  Rules of Construction

           In this Debenture, unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

ARTICLE 11.  Governing Law

           The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York (except as the corporate laws of the State of Delaware may mandatorily apply thereto).


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7% Convertible Debenture
Page 8


ARTICLE 12.  No Recourse to Stockholders, Officers, Directors and Certain Others

           No recourse shall be had for the payment of the principal of or interest upon this Debenture or for any claim based thereon or otherwise against any incorporator, stockholder, officer, director, accountant or attorney, or other agent of the Company, past, present or future, whether by virtue of any constitution, statute, rule of law, enforcement of any assessment or penalty or by a reason of any other matter, all such liability, by acceptance hereof and as part of the consideration of the issue or transfer hereof, being expressly waived by the Holder.

           IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                           American Biogenetic Sciences, Inc.


                                           By
                                              -----------------------------
                                                   Josef C. Schoell
                                                   Vice President, Finance


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7% Convertible Debenture
Page 9


                              NOTICE OF CONVERSION
         [To be completed and signed only upon conversion of Debenture]

           The undersigned, the Holder of this Debenture, hereby irrevocably elects to exercise the right to convert it into shares (the "Shares") of Class A common stock, par value $0.001 per share, of American Biogenetic Sciences, Inc. as set forth below:

The undersigned intends to promptly sell the Shares   [_] YES           [_] NO



[Complete if less than             ____________________Dollars ($__________)*___
all of principal amount              ($10,000 or integral multiples of $10,000)
is to be converted]

[Signature must be                 _____________________________________________
guaranteed by a commercial                   (Name of Holder of shares if
bank or a member firm of                  different than the registered Holder
the New York Stock                           of Debenture)
Exchange if registered holder
of stock differs from registered
Holder of Debenture)
                                   _____________________________________________
                                 (Address of Holder if different than address of
                                          registered Holder of Debenture)

                                   _____________________________________________
                                  (Social Security or EIN of Holder of shares if
                                        different than Holder of Debenture)

           * If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new Debenture for the balance of the principal amount shall be returned to the Holder of the Debenture.

Date:________________                Sign:_____________________________________
                                        (Signature must conform in all respects
                                         to name of Holder shown on face of this
                                         Debenture)
Signature Guaranteed:


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7% Convertible Debenture
Page 10


                               ASSIGNMENT OF NOTE



           The undersigned hereby sell(s) and  assign(s)  and  transfer(s)  unto

________________________________________________________________________________
                     (name, address and SSN or EIN of assignee)

__________________________________________________Dollars ($_________)___
(principal amount of Debenture, $10,000 or integral multiples of $10,000)

of principal amount of this Debenture together with all accrued interest hereon.


Date:________                Sign:____________________________________________
                                 (Signature must conform in all respects to name of Holder shown on face of Debenture and be guaranteed by a commercial bank or member firm of the New York Stock Exchange.)


Signature Guaranteed: